SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                February 12, 2001



                PLANETGOOD TECHNOLOGIES, INC. (d/b/a BrowseSafe)
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                Nevada 35-2090110
                          --------------- -------------
                          (State or other (IRS Employer
                         jurisdiction of Identification
                               incorporation) No.)

                         7202 E. 87th Street, Suite 109
                             Indianapolis, IN 46256
                    ----------------------------------------
                    (Address of principal executive offices)


                    Registrant's Telephone Number, including
                            area code: (317) 806-3000


                 ----------------------------------------------
                 (Former Address, if changed since last report)

         Item 3. Bankruptcy or Receivership.

         On February 12, 2001, PlanetGood Technologies, Inc. (together with its subsidiary, the "Company") filed voluntary petitions for protection under Chapter 11 of the Federal Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of Indiana (the "Bankruptcy Court").

         On February 14, 2001 an Interim Order was entered in the Bankruptcy Court authorizing, among other things, the Company to obtain post-petition debtor-in-possession ("DIP") financing and authorizing the Company's utilization of cash collateral. The Company obtained a commitment for a $223,000 DIP credit facility from Daryle Doden, which facility is subject to the entry of a Final Order by the Bankruptcy Court, which is scheduled for March 15, 2001.

         The foregoing disclosure is qualified in its entirety by reference to the news releases issued by the Company on February 12, 2001 and February 16, 2001 and filed herewith as Exhibits 99.1 and 99.2.

         Item 5. Other Events.

         On February 12, 2001, the Company announced that it has received notices of default from its creditors and lenders. Subsequently, on February 12, 2001 the Company filed voluntary petitions for protection under Chapter 11 of the Federal Bankruptcy Code.

         The foregoing disclosure is qualified in its entirety by reference to the news release issued by the Company on February 12, 2001 and filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 12, 2001
                                    PLANETGOOD TECHNOLOGIES, INC.


                              By: /s/ Mark W. Smith
                                       ----------------------------------
                                        Mark W. Smith,
                                        President and Chairman

                                INDEX TO EXHIBITS


Exhibit Description
-------------------

99.1     News release issued by the Company on 2-12-2001

99.2     News release issued by the Company on 2-16-2001